Exhibit 99.1


[GRAPHIC OMITTED]

CONTACT:                        -OR-           INVESTOR RELATIONS COUNSEL:
Medis Technologies Ltd.                        The Equity Group Inc.
Robert K. Lifton                               Adam Prior       (212) 836-9606
Chairman & CEO
(212) 935-8484

               MEDIS TECHNOLOGIES LTD. ANNOUNCES STRATEGIC PROGRAM
                   WITH TOP TIER CONSUMER ELECTRONIC RETAILER

New York N.Y., April 22, 2008 - Medis Technologies Ltd. (NASDAQ:MDTL) announced today a Strategic Program with a top tier consumer electronics retailer with retail outlets throughout the United States, Canada and China.

Under this program, the retailer plans to showcase the Medis 24/7 Fuel Cell Power Pack in a limited number of its stores in the next few months, during which time the retailer will refine its marketing message for the product to prepare for a planned wider scale launch.

In addition the program calls for collaboration on future products involving Medis' Fuel Cell Technology, including the 2nd generation Medis 24/7 Fuel Cell and other products based on the Medis Fuel Cell Technology platform. Further, under the strategic program, for so long as the retailer carries the Medis product and acts in good faith, Medis will not work with strategically or sell directly to certain other retail companies. The program also contemplates that the retailer will have the opportunity to take a position on Medis' Advisory Board.

"We look forward to the opportunity to work closely with a world class Big Box retailer to showcase our 24/7 Power Pack and develop the marketing message as a way of introducing the product into the market," said Robert K. Lifton, Chairman & CEO of Medis Technologies. "We believe their customers will enjoy the convenience the Power Pack offers to always be powered up and will appreciate its technological innovation. We are particularly pleased to offer a green product that underscores a commitment to the environment. We continue to work closely with other non-competing, complementary parties with world wide outreach in developing additional strategic relationships that fit their particular programs."


Medis Technologies' primary focus is on its fuel cell technology. Its business strategy is to sell its products to end users through branded OEM partnerships, retail outlets, service providers and to the military and other markets. Medis' majority-owned subsidiary, Cell Kinetics Ltd., is developing and will market a series of products, based on its Cell Carrier technology, under the "CKChip(TM)" trade name. The CKChip can accommodate up to 10,000 cells on individual wells for measuring reactions of living cells in a static state over time, using simple imaging methods such as fluorescence microscopy. Cell Kinetics has also invested in an early stage Israeli-based medical device company and intends to continue to source, vet and invest in early stage Israeli-based medical device technologies.

This press release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify those so-called "forward looking statements" by words such as "may," "will," "should," "expects," plans," "targets," "believes," "anticipates," "estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. These forward looking statements are subject to risks and uncertainties, product tests, commercialization risks, availability of financing and results of financing efforts that could cause actual results to differ materially from historical results or those anticipated.



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Further  information  regarding  these and other risks is described from time to time in the Company's filings with the SEC. We assume no obligation to update or alter our forward-looking statements made in this release or in any periodic report filed by us under the Securities Exchange Act of 1934 or any other document, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

This press release is available on Medis' web site at www.medistechnologies.com.

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